Exhibit 99.2

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Consolidated Financial Statements

March 31, 2019 and 2018

(With Independent Auditors' Review Report Thereon)

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Table of Contents

Page
Independent Auditors' Review Report	1
Consolidated Financial Statements:
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Changes in Stockholders' Deficit	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6-17

INDEPENDENT AUDITORS' REVIEW REPORT
The Stockholders
Pace Payment Systems, Inc.:

Report on the Financial Statements

We have reviewed the accompanying interim consolidated financial statements of Pace Payment Systems, Inc. and Subsidiary (collectively, the "Company"), which comprise the consolidated balance sheet as of March 31, 2019, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the three month periods ended March 31, 2019 and 2018.

Management's Responsibility

The Company's management is responsible for the preparation and fair presentation of the interim consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim consolidated financial information in accordance with accounting principles generally accepted in the United States of America.
Auditors' Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is an expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

/s/ LBMC, PC

Brentwood, Tennessee
May 21, 2019

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

March 31, 2019 and December 31, 2018

Assets

	2019	2018
	(Unaudited)

Current assets:
Cash	$183,665	$43,458
Certificate of deposit	—	100,000
Accounts receivable	526,469	407,355
Inventories	42,993	37,140
Prepaid expenses and other current assets	406,729	314,860
Total current assets	1,159,856	902,813

Property and equipment, net	157,175	120,504
Capitalized software, net	329,554	372,454
Goodwill	15,675,293	15,675,293
Total assets	$17,321,878	$17,071,064

Liabilities and Stockholders' Deficit

Current liabilities:
Current installments of long-term debt	$600,000	$600,000
Accounts payable	757,475	437,660
Accrued expenses and liabilities	2,053,136	1,961,319
Deferred revenue	—	13,944
Total current liabilities	3,410,611	3,012,923

Long-term debt, excluding current installments	37,952,732	36,699,980
Total liabilities	41,363,343	39,712,903

Stockholders' deficit:
Redeemable preferred stock, Series A, $0.001 par value (including accrued dividends of $9,154,952 and $8,912,265 as of March 31, 2019 and December 31, 2018, respectively); 1,228,500 shares authorized and issued; 1,213,435 shares outstanding	21,439,952	21,197,265
Preferred stock, Series B, $0.001 par value; 300,000 shares authorized, issued and outstanding	2,000,000	2,000,000
Common stock, $0.001 par value; 2,000,000 shares authorized, 178,895 shares issued and outstanding; 198,507 restricted shares issued and 196,172 shares outstanding	383	383
Additional paid-in-capital	1,652	1,652
Accumulated deficit	(47,332,802)	(45,690,489)
Treasury stock, 15,065 preferred shares, 2,335 common shares, at cost	(150,650)	(150,650)
Total stockholders' deficit	(24,041,465)	(22,641,839)
	$17,321,878	$17,071,064

See accompanying notes to the consolidated financial statements.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Consolidated Statements of Operations - Unaudited

Three months ended March 31, 2019 and 2018

	2019	2018

Net revenue	$7,400,345	$7,317,086
Cost of revenue	6,236,588	6,115,882
Gross profit	1,163,757	1,201,204

Operating expenses:
Selling, general and administrative	885,676	928,446
Depreciation and amortization of property and equipment and capitalized software	105,488	31,178
Total operating expenses	991,164	959,624
Operating income	172,593	241,580

Other expense -
Interest expense, net	1,572,219	1,373,485
Net loss	$(1,399,626)	$(1,131,905)

See accompanying notes to the consolidated financial statements.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders' Deficit - Unaudited

Three months ended March 31, 2019 and 2018

	2019
	Preferred Stock		Common Stock	Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Total Stockholders' Deficit
	Series A	Series B
Balance at December 31, 2018	$21,197,265	$2,000,000	$383	$1,652	$(45,690,489)	$(150,650)	$(22,641,839)
Dividends accrued on Series A preferred stock	242,687	—	—	—	(242,687)	—	—
Net loss	—	—	—	—	(1,399,626)	—	(1,399,626)
Balance at March 31, 2019	$21,439,952	$2,000,000	$383	$1,652	$(47,332,802)	$(150,650)	$(24,041,465)

	2018
	Preferred Stock		Common Stock	Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Total Stockholders' Deficit
	Series A	Series B
Balance at December 31, 2017	$20,226,517	$2,000,000	$365	$1,491	$(39,716,653)	$(150,650)	$(17,638,930)
Dividends accrued on Series A preferred stock	242,687	—	—	—	(242,687)	—	—
Net loss	—	—	—	—	(1,131,905)	—	(1,131,905)
Balance at March 31, 2018	$20,469,204	$2,000,000	$365	$1,491	$(41,091,245)	$(150,650)	$(18,770,835)

See accompanying notes to the consolidated financial statements.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows - Unaudited

Three months ended March 31, 2019 and 2018

	2019	2018

Cash flows from operating activities:
Net loss	$(1,399,626)	$(1,131,905)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	30,551	15,578
Amortization of capitalized software	74,937	15,600
Amortization of debt issuance costs	33,071	38,490
Capitalization of accrued paid-in-kind interest	1,438,876	1,209,404
(Increase) decrease in operating assets:
Restricted cash	100,000	—
Accounts receivable	(119,114)	(58,695)
Inventories	(5,853)	6,251
Prepaid expenses and other current assets	(91,869)	(73,482)
(Increase) decrease in operating liabilities:
Accounts payable	319,815	84,108
Accrued expenses and liabilities	91,817	84,791
Deferred revenue	(13,944)	(15,979)
Total adjustments	1,858,287	1,306,066
Net cash provided by operating activities	458,661	174,161
Cash flows from investing activities:
Purchases of property and equipment	(67,222)	(44,425)
Expenditures for software development costs	(32,037)	(9,661)
Net cash used by investing activities	(99,259)	(54,086)
Cash flows from financing activities:
Payments of long-term debt	(150,000)	(150,000)
Payments of loan costs	(69,195)	(11,910)
Net cash used by financing activities	(219,195)	(161,910)
Decrease in cash	140,207	(41,835)
Cash at beginning of year	43,458	224,112
Cash at end of year	$183,665	$182,277

See accompanying notes to the consolidated financial statements.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

(1) Nature of operations

Pace Payment Systems, Inc. ("Pace") and Subsidiary (collectively, the "Company") provide electronic payment solutions for small and medium sized merchant businesses throughout the United States. The Company's headquarters are located in Nashville, Tennessee with operations located in California. The Company also conducts certain lines of its business as Pace Payments, Inc.

(2) Summary of significant accounting policies

(a) Principles of consolidation

These consolidated financial statements include the accounts of the Company's wholly-owned subsidiary company. All intercompany accounts and transactions have been eliminated.

(b) Accounts receivable and credit policies

Accounts receivable consist primarily of uncollateralized credit card processing residual payments due from processors requiring payment within 30 days from the date of the original credit card transaction. The carrying amount of accounts receivable is reduced by a valuation allowance, if necessary, which reflects management's best estimate of the amounts that will not be collected. The allowance is estimated based on management's knowledge of its customers, historical loss experience and existing economic conditions. Accounts receivable and the allowance are written off when, in management's opinion, all collection efforts have been exhausted. Management of the Company determined that no allowance for doubtful accounts is necessary at March 31, 2019 and 2018.

(c) Inventories

Inventories consist of credit card machines waiting to be sold to new or existing customers and are stated at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market (net realizable value).

(d) Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are provided over the assets' estimated useful lives using the straight-line method. Computers, office equipment, and furniture and fixtures are depreciated over three to five years. Leasehold improvements are amortized over the shorter of their estimated lives or the respective lease term.

Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation or amortization are removed from the accounts, and the resulting gain or loss is included in operations.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

(e) Capitalized software

The Company capitalizes its software development costs related to internally developed software once the software is in the application development stage for a project. All external direct costs for materials and services and internal payroll and related fringe benefit costs are capitalized and subsequently amortized over the estimated life of the project. Internally developed software is amortized over a period of three years. Costs incurred prior to the application development stage are expensed as incurred.

(f) Goodwill

Goodwill represents the excess of purchase price over the fair value of net assets acquired in business combinations. Goodwill is not amortized, but instead is reviewed for impairment on an annual basis, or more frequently, as impairment indicators arise. If goodwill is considered to be impaired, a charge to earnings would be recorded during the period in which management makes such assessment.

(g) Debt issuance costs

Debt issuance costs incurred in connection with obtaining long-term debt are presented as a reduction of the principal amount of the related debt. These costs are amortized on a straight-line basis over the term of the loan, which approximates the effective interest rate, and are included in interest expense in the accompanying consolidated statements of operations.

(h) Income taxes

The amount provided for income taxes is based upon the amounts of current and deferred taxes payable or refundable at the date of the consolidated financial statements as a result of all events recognized in the consolidated financial statements as measured by the provisions of enacted tax laws. The Company files consolidated U.S. Federal and various state income tax returns as a C-corporation.

A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be substantiated in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The Company has no uncertain tax positions that qualify for either recognition or disclosure in its consolidated financial statements at March 31, 2019 and 2018. It is the Company's policy to recognize interest and/or penalties related to income tax matters in income tax expense.

(i) Revenue and cost recognition

Substantially all of the Company's revenues are generated from discount and transaction fees charged to merchants for card based payment processing. Discount fees represent a percentage of the dollar amount of each credit or debit transaction

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

processed. Discounts and other fees are recognized at the time the merchants' transactions are processed. Generally, where the Company has merchant portability, credit risk and ultimate responsibility for the merchant, revenues are reported at the time of sale on a gross basis equal to the full amount of the discount charged to the merchant. This amount includes interchange paid to card issuing banks and assessments paid to payment card associations pursuant to which such parties receive payments based primarily on processing volume for particular groups of merchants.

Revenues are also derived from a variety of fixed transaction or service fees, including authorization fees, statement fees, annual fees, and fees for other miscellaneous services, such as handling chargebacks. Revenues derived from service fees are recognized at the time the services are performed. Sales of equipment to merchants are recognized upon receipt of the equipment by the merchant and those sales are also included in revenue. Deferred revenue represents the portion of collected or billed revenue for which the recognition process is incomplete.

Cost of revenues consists primarily of interchange fees, which are costs that are directly related to discount fees. Other costs of services include costs directly attributable to processing and bank sponsorship costs. These also include related costs such as residual payments to sales groups, which are based upon a percentage of the net revenues generated from merchant referrals. The cost of equipment sold is also included in cost of revenues. Interchange and other costs of services are recognized at the time the merchants' transactions are processed.

(j) Realization of long-lived assets

Management evaluates the recoverability of the investment in long-lived assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management's estimate of the recoverability of these assets.

(k) Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(l) Stock-based compensation

The Company has a stock-based employee compensation plan that is described more fully in Note 13. The Company's stock-based compensation is measured at the grant date based upon the fair value of the award and is recognized as expense on a straight line basis over the requisite service period, which is generally the vesting period.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

(m) New accounting pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606), (“ASU 2014-09”) which will eliminate the transaction and industry-specific revenue recognition guidance under current accounting principles generally accepted in the United States of America and replace it with a principles-based approach. ASU 2014-09 affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The core principle of the guidance in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The five step model defined by ASU 2014-09 requires the Company to: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The FASB has also issued several ASUs to provide entities further clarity on the application of ASU 2014-09. ASU 2014-09 additionally enhances the required disclosures surrounding the nature, amount, timing, and uncertainty of revenues and the associated cash flows. ASU 2014-09 may be applied retrospectively to each period (full retrospective) or retrospectively with the cumulative effect recognized as of the date of initial application (modified retrospective). ASU 2014-09, as amended, is effective for the Company for the fiscal year beginning January 1, 2019 and for interim periods within fiscal years beginning January 1, 2020. The Company has not yet made a determination of the transition approach to be utilized for ASU 2014-09. Management of the Company is currently evaluating the impact adoption of ASU 2014-09 will have on its consolidated financial statements and disclosures.

(n) Events occurring after reporting date

Management of the Company has evaluated events and transactions that occurred between March 31, 2019 and May 21, 2019, which is the date that the consolidated financial statements were available to be issued, for possible recognition or disclosure in the consolidated financial statements.

(3) Credit risk and other concentrations

The Company places its cash with high credit quality financial institutions which provide Federal Deposit Insurance Corporation insurance. The Company performs periodic evaluations of the relative credit standing of these institutions and does not expect any losses related to such concentrations.

The Company's revenues are earned by processing transactions for merchant businesses under contract with the Company. The Company utilizes the funds settlement service of primarily

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

three financial institutions, from which substantially all accounts receivable are remitted monthly.

Disputes between a cardholder and a merchant periodically arise as a result of, among other things, cardholder dissatisfaction with merchant quality or merchant services. Such disputes may not be resolved in the merchant's favor. In these cases, the transaction is "charged back" to the merchant, which means the purchase price is refunded to the customer through the merchant's acquiring bank and charged to the merchant. If the merchant has inadequate funds, the Company or, under limited circumstances, the Company and the acquiring bank, must bear the credit risk for the full amount of the transaction. The Company evaluates its risk for such transactions and estimates its potential loss for chargebacks based primarily on historical experience and other relevant factors. Reserves of $4,445 and $9,641 were maintained at March 31, 2019 and 2018, respectively, to provide for potential losses from future chargebacks.

(4) Property and equipment

A summary of property and equipment as of March 31, 2019 and December 31, 2018 is as follows:

	March 31, 2019	December 31, 2018
Land improvements	$30,527	$30,527
Computers and office equipment	820,155	752,935
Furniture and fixtures	98,582	98,582
	949,264	882,044
Accumulated depreciation and amortization	(792,089)	(761,540)
	$157,175	$120,504

(5) Capitalized software

A summary of capitalized software as of March 31, 2019 and December 31, 2018 is as follows:

	March 31, 2019	December 31, 2018
Software development costs	$460,229	$428,192
Accumulated amortization	(130,675)	(55,738)
	$329,554	$372,454

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

(6) Long-term debt

A summary of long-term debt as of March 31, 2019 and December 31, 2018 is as follows:

	March 31, 2019	December 31, 2018
Senior notes payable to First Bank (a)	$2,250,000	$2,400,000
Related party subordinated notes payable (b)	10,967,226	10,885,584
Related party subordinated notes payable (c)	23,227,111	21,888,354
Subordinated notes payable to certain current and former stockholders (d)	1,523,389	1,523,389
Related party subordinated notes payable (e)	826,974	821,216
Total long-term debt	38,794,700	37,518,543
Less discount and debt issuance costs, net	$(241,968)	$(218,563)
Less current installments, net of discount and debt issuance costs	$(600,000)	$(600,000)
Long-term debt, excluding current installments	$37,952,732	$36,699,980

(a) The senior notes payable to First Bank are due in monthly principal installments of
$50,000, plus interest at LIBOR plus 5.50% (7.99% at March 31, 2019), due December 29, 2020.

(b) These related party subordinated notes payable are due to Prudential Capital Partners
III, L.P., stockholder, and certain of its affiliates under common control (collectively, "Prudential"). The notes payable bear interest at a fixed rate equal to 16%. 3% of the interest represents paid-in-kind ("PIK") interest which accrues to principal on the note each month. 13% of the interest is accrued each month with all unpaid accrued interest added to the related party subordinated notes payable described in (c) below on a quarterly basis. All principal and unpaid interest is due December 29, 2021.

(c) These related party subordinated notes payable are due to Prudential. The notes payable bear interest at a fixed rate equal to 18%, including 2% penalty interest. All interest is accrued with all unpaid accrued interest added to the outstanding principle of the note payable on a quarterly basis. All principal and unpaid interest is due December 29, 2021.

(d) Subordinated notes payable to certain current and former stockholders bear interest at a fixed rate of 8%, subject to certain limitations, and are due on June 29, 2021.

(e) Related party subordinated notes payable are due to Prudential. The notes payable bear PIK interest at a variable rate equal to 6.5% plus the greater of LIBOR or 3% (9.0% at March 31, 2019). All principal and unpaid interest is due June 21, 2021.

All long-term debt is secured by substantially all assets of the Company, subject to each note agreement's seniority preferences.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

Interest expense to related parties on subordinated notes payable was approximately $1,509,000 and $1,272,000 during the three months ended March 31, 2019 and 2018, respectively. Interest expense capitalized to principle on the respective notes payable totaled approximately $1,439,000 and $1,209,000 during the three months ended March 31, 2019 and 2018, respectively. Substantially all accrued interest (Note 7) at March 31, 2019 and 2018 represents interest accrued on related party subordinated notes payable.

A summary of scheduled future maturities of long-term debt as of March 31, 2019 is as follows:

Year	Amount
2019	$600,000
2020	1,650,000
2021	36,544,700
$38,794,700

The provisions of the related long-term debt agreements place certain restrictions and limitations upon the Company. These include maintenance of certain financial ratios and restrictions or limitations on the payment of dividends, capital expenditures, sales or rentals of property, and additional borrowings. At March 31, 2019, the Company was in compliance with these provisions.

(7) Accrued expenses and liabilities

A summary of accrued expenses and liabilities as of March 31, 2019 and December 31, 2018 is as follows:

	March 31, 2019	December 31, 2018
Accrued Payroll	$31,926	$6,685
Accrued Interest	2,015,988	1,945,919
Reserve for merchant losses	4,445	6,332
Other current liabilities	777	2,383
	$2,053,136	$1,961,319

(8) Employee benefit plan

The Company sponsors a profit-sharing plan covering substantially all employees. The Company makes matching contributions equal to 100% of the first 3% and 50% of the next 2% of employee deferrals. The Company made contributions of $11,311 and $13,759 to the plan during 2019 and 2018, respectively.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

(9) Income taxes

Federal and state net operating loss carryforwards of the Company total approximately $15,620,000 and $23,280,000, respectively, at March 31, 2019 and are generally available for federal and state tax purposes through 2037 and 2034, respectively.

Net deferred income taxes as of March 31, 2019 and December 31, 2018 include the following amounts of deferred income tax assets and liabilities:

	March 31, 2019	December 31, 2018
Deferred income tax assets	$6,950,000	$6,578,000
Deferred income tax liabilities	—	—
Valuation allowance	(6,950,000)	(6,578,000)
Net	$—	$—

Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities. The deferred tax assets result primarily from accrued interest on stockholder loans, interest expense limitations, amortization of intangible assets, and federal and state net operating loss carryforwards.

The valuation allowances were established to reduce the deferred income tax assets to the amount that will more likely than not be realized. This reduction is provided due to the uncertainty of the Company's ability to utilize the net operating loss carryforwards before they expire.

(10) Preferred stock

At March 31, 2019 and 2018, the Company had outstanding 1,213,435 shares of Series A Redeemable Convertible Preferred Stock ("Series A") and 300,000 shares of Series B Junior Preferred Stock ("Series B"), (collectively, the "Preferred Stock").

The Preferred Stock is entitled to the same voting rights as common stockholders: one vote per share of common shares into which such Preferred Shares could be converted.

Each share of Preferred Stock will automatically be converted into common stock in the event of a qualified public offering (as defined in the amended articles of incorporation) of which the aggregate proceeds attributable to the sale of the Company exceeds $50,000,000, at a price per share equal to at least $10.00 per share.

Each share of Preferred Stock will be convertible, at the option of the holder, at any time after the date of issuance of such shares into fully paid and nonassessable common shares, at their defined conversion rate. Each share will be convertible into the number of common shares that result from dividing the Preferred Stock original issue price by the applicable conversion price in effect at the time of conversion. As of March 31, 2019 and 2018, that conversion price was $10.00 for Series A and $6.67 for Series B.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

The holders of Series A are entitled to an annual dividend of 8% on the Series A original issue price (adjusted for stock dividends, combinations, subdivisions or splits), whether or not declared commencing on the original issue date. Such dividends, to the extent not previously paid, will be declared and paid upon the occurrence of any of the following: (1) the conversion of Series A upon the occurrence of a qualified public offering, or (ii) the redemption of the Series A. At March 31, 2019 and 2018, the Company had $9,154,952 and $8,184,204, respectively, of cumulative unpaid Series A preferred stock dividends.

If, by the fifth anniversary of the original issue date of the Series A, there has not occurred either (i) a qualified public offering, (ii) a public merger of the Company, or (iii) any liquidation, dissolution or winding up of the affairs of the Company, and holders of at least twenty-five percent of the Holders of the Series A consent, then each holder of the Series A will have the right on, or any time after, the fifth anniversary to require the Company to redeem all of the Series A then owned by the holder. Such right will be exercised by the holder's delivery of notice to the Company, which must include the proposed date of redemption, but not less than 60 days following the date of notice. The Company will only be required to redeem one-third of the redemption share on the redemption date, one-third on the first anniversary of the redemption date, and one-third on the second anniversary of the redemption date. The redemption shares will be redeemed at a price equal to the greater of the fair market value of the shares or the liquidation preference for each share. Dividends will continue to accrue on the unredeemed Series A until redemption. The original issuance date of the Series A was October 1, 2009 and the fifth anniversary of the original issuance date of the Series A occurred on October 1, 2014. No stockholders have expressed their intent to redeem their ratable portion of shares in accordance with the provisions discussed above, and as a result, no shares have been classified as mandatorily redeemable preferred stock.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ("Liquidation Event"), each holder of the outstanding shares of Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus or earnings, an amount in cash, per share of Preferred Stock equal to (i) the excess of the original issue price over the cumulative distributions for such shares plus (ii) any accrued but unpaid Preferred Stock dividends for such share of Preferred Stock, whether or not declared ("Liquidation Preference"); provided, however, that if upon any Liquidation Event, the assets of the Company are not sufficient to pay each holder the Liquidation Preference in full, then each holder of the outstanding shares of Preferred Stock will receive a pro-rata distribution of the available assets. Upon the occurrence of a Liquidating Event, the Liquidation Preference for the Series A holders will be paid in full prior to any payment of the Liquidation Preference for the Series B holders. Both the Series A and Series B holders will be paid in full prior to any payment to the common stockholders.

(11) Warrants

Warrants to purchase 343,709 shares of common stock at the exercise price of $0.01 per share were outstanding at March 31, 2019 and 2018. Each warrant is exercisable until October 27, 2024. The warrants were issued to Prudential and its affiliates in connection with the execution of the senior notes payable and revolving line of credit agreements and amendment to the senior subordinated note payable. Management determined that the warrants had no

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

stand-alone fair value, and none of the proceeds from the notes was attributed to the warrants.

The terms of certain long-term debt agreements also provide for the issuance of additional warrants, defined by a formula in such agreements, that is based upon the Company's financial performance. No warrants were issued during the three months ended March 31, 2019 or 2018.

(12) Restricted stock

As of March 31, 2019 and 2018, the Company has issued 198,507 shares of common stock to officers of the Company at a price of $0.001 per share which contain certain restrictions. The restrictions establish forfeiture provisions and limits on transferability, encumbrances and disposition of all shares, as well as vesting provisions for the remaining 79,403 shares that were unvested as of March 31, 2019 and 2018. Unvested shares at March 31, 2019 and 2018 vest upon the closing of a sale of the Company at a price greater than the minimum price set forth in the restricted stock agreements. Management has determined that any compensation expense related to the restricted stock is immaterial.

(13) Stock option plan

The Company has reserved 299,253 shares of authorized common stock to be issued pursuant to the 2010 Equity Incentive Plan (the "Plan"). The Plan is designed to stimulate the efforts of officers, employees, outside directors and consultants. Under the Plan, the Board of Directors has the sole discretion to grant options with exercise prices determined by the Board at the time of grant but not less than 100% of fair market value of the common stock at the date of grant. The option term and vesting period is determined by the Board at the date of grant. The options cannot be sold or transferred to any other party without consent of the Board. If an employee is terminated or leaves the Company prior to the options being vested, the options are forfeited.

The Company estimates the value of its stock options using the calculated value on the grant date. The Company measures compensation cost of employee stock options based on the calculated value instead of fair value because it is not practical to estimate the volatility of its share price. The Company does not maintain an internal market for its shares and its shares are rarely traded privately. The Company has not issued any new common shares or convertible debt instruments in several years. The calculated value method requires that the volatility assumption used in an option pricing model be based on the volatilities of publicly traded companies identified by the Company that engage in operations similar to that of the Company or the historical volatility of an appropriate industry sector index.

The Company uses the Black-Scholes-Merton formula to estimate the calculated value of the share-based payments. The volatility assumption used in the Black-Scholes-Merton formula is based on the volatility of three publicly traded companies that engage in operations similar to that of the Company.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

Outstanding options granted for the purchase of the Company's common stock under the Plan as of March 31, 2019 and 2018 were 98,855 and 123,623, respectively. No options were granted, forfeited, or exercised during the three months ended March 31, 2019 and 2018.

The following summarizes information about all options outstanding at March 31, 2019:

	Options Outstanding			Options Exercisable
Exercise Price Per Share	Number of Common Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Life	Number of Common Shares	Weighted-Average Exercise Price
$0.01	98,855	$0.01	5.04	—	$—

Nonvested shares as of March 31, 2019 and 2018 were 98,855 and 123,623, respectively. No shares vested, were forfeited or granted during the three months ended March 31, 2019 and 2018.

(14) Lease commitments

The Company utilizes office space under operating leases. Rent expense under these leases amounted to $58,795 and $51,414 in 2019 and 2018, respectively. Future minimum payments under these leases are expected to be approximately $141,000 during 2019 and $16,000 during 2020. It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases; thus, it is anticipated that future lease payments will not be less than the expense for 2018.

(15) Commitments to third-party processor

During 2016, the Company had agreements with a third‑party processor to provide, on a non‑exclusive basis, payment processing and transmittal, transaction authorization, and settlement services. The Company's agreements with the third‑party processor may require the Company to submit minimum annual processing volumes. If the Company submits volume that is lower than the minimum, it is required to pay the third party processor the fees that they would have received if the Company had submitted the required annual volume. Management believes that the Company's processing volume under this agreement will exceed the annual minimum required. As part of the agreements, the third‑party processor required the Company to maintain a $100,000 letter of credit to secure its obligations to the processor. The Company's letter of credit matured in March 2018 and was subsequently renewed through March 2019. The letter of credit was secured by a $100,000 certificate of deposit that matured in March 2019. The Company and the third‑party processor agreed to not renew the letter of credit after it matured in March 2019 and the certificate of deposit was liquidated.

PACE PAYMENT SYSTEMS, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements - Unaudited

Three months ended March 31, 2019 and 2018

(16) Supplemental disclosures of cash flow statement information

Interest paid during the three month periods ending March 31, 2019 and 2018 are as follows:

	2019	2018
Interest paid	$34,315	$55,121